UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549 FORM 8-K CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 7, 2011 (June 2, 2011)

REIS, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

1-12917	13-3926898
(Commission File Number)	(IRS Employer Identification No.)

530 Fifth Avenue, New York, NY	10036
(Address of Principal Executive Offices)	(Zip Code)

(212) 921-1122
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The following proposals were submitted to the stockholders of Reis, Inc. (the “Company”) at the 2011 Annual Meeting of Stockholders held on June 2, 2011:

▪	The election of two directors to a term expiring at the 2014 annual meeting of stockholders and upon the election and qualification of their respective successors.

▪	The approval and adoption of the Amended and Restated Reis, Inc. 2011 Omnibus Incentive Pan (the “2011 Omnibus Plan”).

▪	The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

For more information about the foregoing proposals, see the Company’s proxy statement dated April 28, 2011, the relevant portions of which are incorporated herein by reference. Holders of the Company’s common stock are entitled to one vote per share.

A total of 9,880,158 shares, representing approximately 93.32% of the 10,587,748 shares outstanding and entitled to vote as of the record date (April 11, 2011), were represented in person or by proxy and constituted a quorum.

The following table sets forth the number of votes cast for each director nominee, the number of votes withheld and the number of non-votes with respect to each director nominee:

Name	For	Withhold	Non-Vote
Lloyd Lynford	8,110,998	1,012	1,768,148
M. Christian Mitchell	8,103,801	8,209	1,768,148

Each candidate was elected.

The following table sets forth the number of votes cast for the approval and adoption of the 2011 Omnibus Plan, the number of votes cast against the approval and adoption, the number of abstentions and the number of non-votes:

For	Against	Abstain	Non-Vote
6,745,261	1,355,548	11,201	1,768,148

The foregoing proposal was approved.

The following table sets forth the number of votes cast for ratification of the appointment of Ernst & Young LLP, the number of votes cast against the ratification, the number of abstentions and the number of non-votes:

For	Against	Abstain	Non-Vote
9,878,272	882	1,004	0

The foregoing proposal was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REIS, INC.

		By:	/s/ Alexander G. Simpson
Alexander G. Simpson
Vice President & General Counsel

Date:	June 7, 2011

3